================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                      ------------------------------------


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 18, 1998


                      ------------------------------------



                          VISTA ENERGY RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)



          DELAWARE                                001-14575                             75-2766114
      (State or other                      (Commission File Number)                  (I.R.S. Employer
jurisdiction of incorporation)                                                     Identification Number)

550 WEST TEXAS AVENUE
      SUITE 700                                                                            79701
    MIDLAND, TEXAS                                                                       (Zip code)
(Address of principal
  executive offices)


       Registrant's telephone number, including area code: (915) 570-5045

                                 NOT APPLICABLE
                  (former address if changed since last report)

================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)         FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
            The following information is included in this Report beginning as page F-1.

            -           Report of Independent Public Accountants
            -           Statements of Revenues and Direct Operating Expenses
            -           Notes to Statements of Revenues and Direct Operating
                        Expenses

(b)         PRO FORMA FINANCIAL INFORMATION
            The following information is included in this Report beginning as page F-5.

            -           Unaudited Pro Forma Combined Balance Sheet as of
                        September 30, 1998
            - Unaudited Pro Forma Combined Income Statement as of September 30, 1998
            - Unaudited Pro Forma Combined Income Statement for the Year Ended December 31, 1997
            -           Notes to Pro Forma Consolidated Financial Statements

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Vista Energy Resources, Inc.:

We have audited the accompanying statements of revenue and direct operating expenses of the I.P. Acquisition (see Note 1) for the nine months ended September 30, 1998, and the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the management of Vista Energy Resources, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements present fairly, in all material respects, the revenues and direct operating expenses of the I.P. Acquisition described in Note 1 for the nine months ended September 30, 1998, and the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.



                                             /s/ ARTHUR ANDERSEN LLP


Dallas, Texas,
    February 25, 1999

                                I.P. ACQUISITION


              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998,
                 AND THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                Nine Months            Year             Year
                                                                   Ended               Ended            Ended
                                                               September 30,       December 31,      December 31,
                                                                   1998                1997              1996
                                                               -------------       -------------     --------------
REVENUES:
    Oil and gas                                                  $4,244,847          $8,897,264       $7,782,319
                                                                 ----------          ----------       ----------
                  Total revenues                                  4,244,847           8,897,264        7,782,319
                                                                 ----------          ----------       ----------
DIRECT OPERATING EXPENSES:
    Lease operating and production taxes                            950,695           1,762,352        1,411,343
                                                                 ----------          ----------       ----------
                  Total direct operating expenses                   950,695           1,762,352        1,411,343
                                                                 ----------          ----------       ----------
EXCESS OF REVENUES OVER DIRECT
    OPERATING EXPENSES                                           $3,294,152          $7,134,912       $6,370,976
                                                                 ==========          ==========       ==========






              The accompanying notes are an integral part of these
                             financial statements.

                                I.P. ACQUISITION


          NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSE



1. BASIS OF PRESENTATION:

The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, depletion, and amortization, or any provision for income taxes because the property interest acquired represent only a portion of the business, and the costs incurred by International Paper are not necessarily indicative of the costs to be incurred by Vista.

Historical financial information reflecting the financial position, results of operations, and cash flows of the I.P. Acquisition are not presented because the entire acquisition cost was assigned to the oil and gas property interests. Accordingly, the historical statement of revenues and direct operating expenses has been presented in lieu of the financial statements required under Rule 3-05 of Securities Exchange Commission Regulation S-X.

2. SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED):

Reserve information presented below has been estimated by Vista's internal engineers using September 30, 1998, prices and costs which were utilized in Vista's reserve estimates as of September 30, 1998. Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

Proved Oil and Gas Reserves at September 30, 1998

                                                    Oil (Bbls)       Gas (Mcf)
                                                    ----------      -----------
                                                           (in thousands)
            Proved reserves                           3,740           10,538

            Proved developed reserves                 1,247            5,044

Standardized Measure of Discounted Net Cash Flows Relating to Proved oil and Gas Reserves

The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

The standardized measure does not represent Vista's estimate of future net cash flows or the value of proved oil and gas reserves acquired from I.P. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore year-end prices, used to determine standardized measure of discounted cash flows, are influenced by seasonable demand and other factors and may not be the most representative in estimating future revenues or reserve data. Prices utilized for the standardized measure at September 30, 1998, were $13.38/Bbl for oil and $2.17/Mcf for gas.

Standardized Measure of Discounted Future Net Cash Flows at September 30, 1998

                                                                (in thousands)
      Future cash inflows                                        $  67,444
      Future costs:
         Production                                                 20,628
         Development                                                 5,948
                                                                 ---------
      Future net cash inflows                                       40,868
      10% annual discount                                           14,802
                                                                 ---------
      Standardized measure of discounted future
         net cash flows before income taxes                      $  26,066
                                                                 =========


                          VISTA ENERGY RESOURCES, INC.


             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



The accompanying Pro Forma Combined Financial Statements have been prepared by recording pro forma adjustments to the historical Combined Financial Statements of Vista Energy Resources, Inc. (the "Company"). The accompanying Pro Forma Combined Balance Sheet at September 30, 1998, has been prepared assuming the Company consummated the I.P. Acquisition and the Midland Resources, Inc. merger (the "Midland Merger") on September 30, 1998. The accompanying Pro Forma Combined Income Statement for the nine months ended September 30, 1998, has been prepared assuming the Company consummated the I.P. Acquisition and the Midland Merger on January 1, 1998. The accompanying Pro Forma Combined Income Statement for the period ended December 31, 1997, has been prepared assuming that the Company consummated the I.P. Acquisition and the Midland Merger on January 1, 1997.

The Pro Forma Combined Financial Statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the Pro Forma Combined Income Statement due to normal production declines, changes in prices, future transactions, and other factors. These statements should be read in conjunction with the Company's audited Combined Financial Statements and the related notes for the period ended December 31, 1997, included in the Company's Form S-4/A filed September 18, 1998, the Company's unaudited consolidated financial statements and the related notes for the nine months ended September 30, 1998, included in the Company's Form 10-Q for the quarter ended September 30, 1998, and the statements of revenues and direct operating expenses of the IP Acquisition for the period ended September 30, 1998.

                          VISTA ENERGY RESOURCES, INC.


         UNAUDITED PRO FORMA COMBINED BALANCE SHEET--SEPTEMBER 30, 1998


                                                                       Total
                                                                       Vista             Vista                            Total
                                                                      Midland           Midland            I.P.         Pro Forma
          ASSETS                       Vista         Midland        Adjustments         Combined       Acquisition        Vista
                                   -------------  -------------   --------------      --------------  --------------   ------------
CURRENT ASSETS:
 Cash and cash equivalents         $     83,091   $     37,404    $          --        $    120,495    $        --     $    120,495
 Accounts receivable                    996,746        998,656               --           1,995,402             --        1,995,402
 Property held for sale                      --             --               --                  --             --               --
 Deferred tax asset                          --         37,000          (37,000)(b)              --             --               --
 Other                                  457,116         42,014          (42,014)(a)         457,116             --          457,116
                                   ------------   ------------    -------------        ------------    -----------     ------------

    Total current assets              1,536,953      1,115,074          (79,014)          2,573,013             --        2,573,013
                                   ------------   ------------    -------------        ------------    -----------     ------------

PROPERTY AND EQUIPMENT:
 Oil and gas properties,
   successful efforts accounting     29,240,909     29,392,208        7,646,769 (a)      66,279,886     19,100,000(a)    85,379,886
 Other                                  428,213        557,713         (409,582)(a)         576,344             --          576,344
                                   ------------   ------------    -------------        ------------    -----------     ------------

                                     29,669,122     29,949,921        7,237,187          66,856,230     19,100,000       85,956,230
 Less- Accumulated depreciation,
   depletion and amortization        (4,440,863)   (16,950,287)      16,950,287 (a)      (4,440,863)            --       (4,440,863)
                                   ------------   ------------    -------------        ------------    -----------     ------------

    Property and equipment, net      25,228,259     12,999,634       24,187,474          62,415,367     19,100,000       81,515,367
                                   ------------   ------------    -------------        ------------    -----------     ------------

OTHER ASSETS:
 Deferred tax asset                          --      1,441,271       (1,441,271)(b)              --             --               --
 Goodwill, net                               --        700,588         (700,588)(a)              --             --               --
 Contracts and leases, net                   --        183,075         (183,075)(a)              --             --               --
 Note receivable                             --             --               --                  --             --               --
 Other                                  706,287         87,858          (87,858)(a)         706,287             --          706,287
                                   ------------   ------------    -------------        ------------    -----------     ------------

    Total assets                   $ 27,471,499   $ 16,527,500    $  21,695,668        $ 65,694,667    $19,100,000     $ 84,794,667
                                   ============   ============    =============        ============    ===========     ============

    LIABILITIES AND
  STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable and accrued
    expenses                          1,456,326   $    666,219    $   1,040,000 (c)    $  3,162,545             --        3,162,545
 Current maturities of long-term
    debt                                     --        900,000         (900,000)(d)              --             --               --
                                   ------------   ------------    -------------        ------------    -----------     ------------

    Total current liabilities         1,456,326      1,566,219          140,000           3,162,545             --        3,162,545
                                   ------------   ------------    -------------        ------------    -----------     ------------
LONG-TERM DEBT                       18,900,000      8,770,974          900,000 (d)      28,570,974     19,100,000(b)    47,670,974

DEFERRED TAX LIABILITY                       --             --        6,999,814 (b)       7,566,462             --        7,566,462
                                                                        566,648 (e)

OTHER                                        --        205,116          960,000 (c)       1,165,116             --        1,165,116

STOCKHOLDERS' EQUITY:
 Common stock                                --          4,470          157,992 (a)         162,462             --          162,462
 Additional paid-in capital                  --      8,505,716       17,400,509 (a)      25,906,225             --       25,906,225
                                                                       (566,648)(e)        (566,648)                       (566,648)
 Unearned compensation                       --        (81,420)          81,420 (a)              --             --
 Retained earnings (deficit)                 --     (2,443,575)       2,443,575 (a)              --             --               --
 Owner's equity                       7,115,173             --       (7,387,642)(a)        (272,469)            --         (272,469)
                                   ------------   ------------    -------------        ------------    -----------     ------------

                                      7,115,173      5,985,191       12,129,206          25,229,570             --       25,229,570
                                   ------------   ------------    -------------        ------------    -----------     ------------

    Total liabilities and
     stockholders' equity          $ 27,471,499   $ 16,527,500    $  21,695,668        $ 65,694,667    $19,100,000     $ 84,794,667
                                   ============   ============    =============        ============    ===========     ============



   The accompanying notes are an integral part of these financial statements.

                          VISTA ENERGY RESOURCES, INC.


                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                                              Total
                                                              Vista           Vista                                      Total
                                                             Midland         Midland          I.P.       I.P.          Pro Forma
                                 Vista         Midland      Adjustments      Combined    Acquisition  Adjustments        Vista
                              -----------   -------------  --------------  ------------  ------------ ------------   -------------
REVENUES:
 Oil and gas sales            $ 5,984,676   $  3,119,835    $       --     $  9,104,511   $4,244,847   $        --     $ 13,349,358
                              -----------   ------------    ----------     ------------   ----------   -----------     ------------
      Total revenues            5,984,676      3,119,835            --        9,104,511    4,244,847            --       13,349,358
                              -----------   ------------    ----------     ------------   ----------   -----------     ------------

COSTS AND EXPENSES:
 Lease operating                2,812,435      1,988,305      (347,473)(f)    4,453,267      950,695            --        5,403,962
 Exploration costs                 25,458         44,517            --           69,975           --            --           69,975
 Depreciation, depletion, and
    amortization                1,229,601      1,027,447       866,308 (g)    3,123,356           --     1,090,451 (c)    4,213,807
 General and administrative,
    net                         1,150,083        752,647       347,473 (f)    2,250,203           --            --        2,250,203
 Amortization of unit option
    awards                        214,303             --            --          214,303           --            --          214,303
 Impairment of oil and gas
    properties                         --             --            --               --           --            --               --
                              -----------   ------------    ----------     ------------   ----------   -----------     ------------

      Total costs
       and expenses             5,431,880      3,812,916       866,308       10,111,104      950,695     1,090,451       12,152,250
                              -----------   ------------    ----------     ------------   ----------   -----------     ------------
TOTAL OPERATING INCOME
    (LOSS)                        552,796       (693,081)     (866,308)      (1,006,593)   3,294,152    (1,090,451)       1,197,108
                              -----------   ------------    ----------     ------------   ----------   -----------     ------------
OTHER:
 Interest and other income         60,907        117,214            --          178,121           --            --          178,121
 Interest expense              (1,070,123)      (640,113)       97,698 (h)   (1,612,538)          --    (1,084,274)(d)   (2,696,812)
 Sale of assets gain (loss)      (339,362)       (48,953)           --         (388,315)          --            --         (388,315)
                              -----------   ------------    ----------     ------------   ----------   -----------     ------------
      Total other              (1,348,578)      (571,852)       97,698       (1,822,732)          --    (1,084,274)      (2,907,006)
                              -----------   ------------    ----------     ------------   ----------   -----------     ------------
NET INCOME (LOSS) BEFORE
    TAXES                        (795,782)    (1,264,933)     (768,610)      (2,829,325)   3,294,152    (2,174,725)      (1,709,898)

BENEFIT (PROVISION) FOR
    TAXES                         278,524        430,078       281,662 (e)      990,264           --      (391,800)(e)      598,464
                              -----------   ------------    ----------     ------------   ----------   -----------     ------------
NET INCOME (LOSS)             $  (517,258)  $   (834,855)   $ (486,948)    $ (1,839,061)  $3,294,152   $(2,566,525)   $ (1,111,434)
                              ===========   ============    ==========     ============   ==========   ===========    ============
BASIC NET LOSS PER SHARE                                                          (0.11)                                     (0.07)
                                                                           ============                               ============
WEIGHTED AVERAGE SHARES
    OUTSTANDING                                                              16,312,337                                 16,312,337
                                                                           ============                               ============


   The accompanying notes are an integral part of these financial statements.

                          VISTA ENERGY RESOURCES, INC.


                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                             1997               1997              Pro
                                                                             Assets            Assets            Forma
                                           Vista           Midland         Acquired (k)       Sold (l)        Adjustments
                                      ------------     --------------    ---------------   --------------   ---------------
REVENUES:
 Oil and gas sales                    $  8,874,961      $  6,396,249      $  1,390,778     $   (193,041)     $       --
                                      ------------      ------------      ------------     ------------      ------------
    Total revenues                       8,874,961         6,396,249         1,390,778         (193,041)             --
                                      ------------      ------------      ------------     ------------      ------------
COSTS AND EXPENSES:
 Lease operating                         3,688,695         3,088,886           521,382         (117,369)         (553,554)(f)
 Exploration costs                          97,211           849,534              --               --                --
 Depreciation, depletion, and
    amortization                         2,169,098         1,964,658           162,856          (34,016)          592,835 (g)
 General and administrative, net           987,020         1,332,392              --            (30,718)          553,554 (f)
 Amortization of unit option
    awards                                 315,518              --                --               --                --
 Impairment of oil and gas
    properties                                --           1,371,102              --               --          (1,371,102)(i)
                                      ------------      ------------      ------------     ------------      ------------
    Total costs
     and expenses                        7,257,542         8,606,572           684,238         (182,103)         (778,267)
                                      ------------      ------------      ------------     ------------      ------------

TOTAL OPERATING INCOME (LOSS)            1,617,419        (2,210,323)          706,540          (10,938)          778,267
                                      ------------      ------------      ------------     ------------      ------------

OTHER:
 Interest and other income                 115,949           117,563              --               --                --
 Interest expense                       (1,048,009)         (970,430)             --               --             314,405 (h)
 Sale of assets gain (loss)                (87,678)          462,571              --               --            (462,571)(j)
                                      ------------      ------------      ------------     ------------      ------------
    Total other                         (1,019,738)         (390,296)             --               --            (148,166)
                                      ------------      ------------      ------------     ------------      ------------

NET INCOME (LOSS) BEFORE TAXES             597,681        (2,600,619)          706,540          (10,938)          630,101

BENEFIT (PROVISION) FOR TAXES             (211,720)          717,237              --               --            (268,485)(e)
                                      ------------      ------------      ------------     ------------      ------------
NET INCOME (LOSS)                     $    385,961      $ (1,883,382)     $    706,540     $    (10,938)     $    361,616
                                      ============      ============      ============     ============      ============

BASIC NET INCOME (LOSS) PER SHARE


FULLY DILUTED EARNINGS PER SHARE

WEIGHTED AVERAGE SHARES
    OUTSTANDING


FULLY DILUTED SHARES OUTSTANDING




                                        Vista                                                   Total
                                       Midland              I.P.             I.P.             Pro Forma
                                       Combined         Acquisition      Adjustments            Vista
                                     -------------    ---------------   --------------      --------------
REVENUES:
 Oil and gas sales                   $ 16,468,947      $  8,897,264     $       --           $ 25,366,211
                                     ------------      ------------     ------------         ------------
    Total revenues                     16,468,947         8,897,264             --             25,366,211
                                     ------------      ------------     ------------         ------------
COSTS AND EXPENSES:
 Lease operating                        6,628,040         1,762,352             --              8,390,392
 Exploration costs                        946,745              --               --                946,745
 Depreciation, depletion, and
    amortization                        4,855,431              --          1,090,451(c)         5,945,882
 General and administrative, net        2,842,248              --               --              2,842,248
 Amortization of unit option
    awards                                315,518              --               --                315,518
 Impairment of oil and gas
    properties                               --                --               --                   --
                                     ------------      ------------     ------------         ------------
    Total costs
     and expenses                      15,587,982         1,762,352        1,090,451           18,440,785
                                     ------------      ------------     ------------         ------------

TOTAL OPERATING INCOME (LOSS)             880,965         7,134,912       (1,090,451)           6,925,426
                                     ------------      ------------     ------------         ------------

OTHER:
 Interest and other income                233,512              --               --                233,512
 Interest expense                      (1,704,034)             --         (1,445,698)(d)       (3,149,732)
 Sale of assets gain (loss)               (87,678)             --               --                (87,678)
                                     ------------      ------------     ------------         ------------
    Total other                        (1,558,200)             --         (1,445,698)          (3,003,898)
                                     ------------      ------------     ------------         ------------

NET INCOME (LOSS) BEFORE TAXES           (677,235)        7,134,912       (2,536,149)           3,921,528

BENEFIT (PROVISION) FOR TAXES             237,032              --         (1,609,567)(e)       (1,372,535)
                                     ------------      ------------     ------------         ------------
NET INCOME (LOSS)                    $   (440,203)     $  7,134,912     $ (4,145,716)        $  2,548,993
                                     ============      ============     ============         ============

BASIC NET INCOME (LOSS) PER SHARE           (0.03)                                                   0.16
                                     ------------                                            ------------

FULLY DILUTED EARNINGS PER SHARE                                                                      .09
                                                                                             ------------
WEIGHTED AVERAGE SHARES
    OUTSTANDING                        16,312,337                                              16,312,337
                                     ============                                            ============

FULLY DILUTED SHARES OUTSTANDING                                                               28,393,410
                                                                                             ============









   The accompanying notes are an integral part of these financial statements.

                          VISTA ENERGY RESOURCES, INC.


        NOTES TO (UNAUDITED) PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



1.   BASIS OF PRESENTATION:

The accompanying Pro Forma Consolidated Balance Sheet at September 30, 1998, has been prepared assuming Vista Energy Resources, Inc. (the "Company") consummated the I.P. Acquisition and the Midland Merger on September 30, 1998. The pro forma consolidated statement of operations for the nine months ended September 30, 1998, has been prepared assuming the Company consummated the I.P. Acquisition and the Midland Merger on January 1, 1998. The accompanying pro forma consolidated statement of operations for the period ended December 31, 1997, has been prepared assuming that the Company consummated the I.P. Acquisition and the Midland Merger on January 1, 1997. The pro forma consolidated statements of operations are not necessarily indicative of the results of operations had the above described transaction occurred on the assumed dates.

2.   ACQUISITIONS:

IP Acquisition

On December 18, 1998, the Company acquired a group of producing oil and gas properties from IP Petroleum Company, Inc. ("IP") and certain of IP's working interest partners for a cash purchase price of $19,100,000 (the "I.P. Acquisition").

The properties acquired consist of the sellers' War-Wink area leases located in Ward and Winkler counties, Texas. The Company gains operatorship and working interests ranging from 65% to 85% in 65 wells producing from the Cherry Canyon member of the Delaware formation. Oil and gas production net to the interests acquired by the Company was 650 barrels of oil and 2,150 thousand cubic feet ("Mcf") of natural gas per day at the time of acquisition.

The acquisition was financed through borrowings under the Company's new $100,000,000 credit facility with BankBoston, N.A. The new facility was entered into simultaneously with the closing of the IP Acquisition, and provides for a three-year revolving credit facility which converts to a three-year term loan in December 2001. The credit facility is secured by a priority first lien on substantially all of the Company's oil and gas properties, and availability is governed by a borrowing base originally set at $55.0 million. Outstanding debt immediately after the closing was $49.4 million. Interest rates under the new facility range from 125 basis points over London Interbank Offered Rate ("LIBOR") to 250 basis points over LIBOR based on borrowing base utilization.

Midland Merger

On October 28, 1998, the Merger and Conversion among Vista Resources Partners, L.P., Midland Resources, Inc. and Vista Energy Resources, Inc. was closed. As a result of the Conversion, Vista Resources Partners, L.P. became a wholly-owned subsidiary of the Company, and as a result of the merger Midland Resources also became a wholly-owned subsidiary of the Company.

3.   PRO FORMA ADJUSTMENTS:

IP Acquisition

Pro forma adjustments necessary to adjust the consolidated balance sheet and statements of operations are as follows:

       (a) To record the properties purchased in the IP Acquisition by Vista Energy Resources, Inc.

       (b) To record the increase in long-term debt utilized in the IP Acquisition.

       (c) To adjust depreciation, depletion and amortization expense for the additional basis allocated to the oil and gas properties acquired and accounted for using the successful efforts method of accounting.

       (d) To adjust the interest expense related to the long-term debt utilized in the IP Acquisition.

       (e) To adjust the provision for income taxes for the assets acquired based on actual results of operations prior to their acquisition.

Midland Merger

Pro forma adjustments necessary to adjust the consolidated balance sheet and statements of operations for the Midland Merger are as follows:

(a) To adjust Midland's historical balances to reflect the fair market value of the assets acquired, liabilities assumed, and the new capital structure using the purchase method of accounting based on the aggregate purchase consideration. All net working capital balances were estimated to approximate fair market value at the time of acquisition. The historical goodwill, contracts and leases, and other assets balances were eliminated, as it was determined that these items did not provide any continuing value to Vista. Unearned compensation was eliminated as it related to the unamortized portion of Midland's stock-related compensation expense that is not applicable to Vista.

(b) To record deferred taxes related to the differences between the historical tax basis of assets acquired and liabilities assumed and the fair market value allocated to the assets acquired and liabilities assumed based on the aggregate purchase consideration.

(c) To record cash consideration for non-recurring merger expenses related to the Warley Settlement Agreement and legal, accounting, registration, and other costs directly related to the Midland acquisition

(d) To record all assumed debt as long-term under Vista's Amended and Restated Credit Agreement, dated August 15, 1997.

(e) To record the deferred tax liability and related provision for income taxes to reflect the change in Vista's tax status from a partnership to a corporation.

(f) To reclassify certain COPAS overhead charges to conform with the financial statement presentation of Vista.

(g) To adjust depreciation, depletion and amortization expense for the additional basis allocated to the oil and gas properties acquired and accounted for using the successful efforts methods of accounting.

(h) To adjust interest expense to be reflective of the weighted average interest rate received under Vista's Amended and Restated Credit Agreement dated August 15, 1997. The applicable interest rate under Vista's Amended and Restated Credit Agreement, dated August 15, 1997, for both periods was 7.6%.

(i) To adjust impairment of oil and gas properties to reflect there statement of the Midland properties in purchase accounting as if the Merger had occurred on January 1, 1997. Midland's historical impairment charges were required under SFAS No. 121, which requires a review for impairment on a property by property basis. Although the fair value of Midland's oil and gas properties may have exceeded its cost in total, Midland recorded an impairment because of the property by property nature of the impairment test required by SFAS No. 121. In accordance with APB No. 16, the purchase consideration in the Merger has been allocated to the assets and liabilities acquired based on estimated fair values as detailed in Note 2. This allocation results in approximately $36.9 million recorded to oil and gas properties on a pro forma basis after the fair value of other assets and liabilities acquired was determined. The purchase price attributed to oil and gas properties was allocated to groups of properties based on relative fair values. Based on estimated future cash flow, management does not believe any impairment charge under SFAS No. 121 is required on a pro form a basis for the Midland properties. Vista could be required to recognize an impairment charge in the future depending on future expected prices and costs and production estimates. Due to the significance of the write-up of Midland's oil and gas properties, such an impairment charge could be significant, if required.

(j)  To remove gain on 1997 assets sold as described in footnote (1).

(k) To record revenue and direct operating expenses for the 1997 Assets Acquired based on the actual results of operations prior to their acquisition.

(l) To reduce revenue and direct operating expenses for the 1997 Assets Sold based on the actual results of operations prior to their sale.

4. PRO FORMA SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED):

Estimated Quantities of Pro Forma Proved Oil and Gas Reserves

December 31, 1997 reserve estimates for the I.P. Acquisition were determined by adjusting the September 30, 1998 reserve estimates for 1998 production and applying December 31, 1997 prices and costs.

Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

Pro Forma Proved Oil and Gas Reserves at December 31, 1997

                                                                    Oil (Bbls)            Gas (Mcf)
                                                                    ----------            ---------
                                                                              (in thousands)
                  Proved reserves                                     13,832                 36,368

                  Proved developed reserves                            6,760                 22,343


Standardized Measure of Discounted Future Net Cash
Flows Relating to Pro Forma Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Pro Forma Standardized Measure of Discounted Future Net Cash Flows at December 31, 1997

                                                                                  (in thousands)
                  Future cash inflows                                                 $ 267,662
                  Future costs:
                     Production                                                         112,341
                     Development                                                         30,331
                  Future net cash inflows before income tax                             124,990
                  10% annual discount                                                    49,503
                                                                                      ---------
                  Standardized measure of discounted future
                     net cash flows before income taxes                               $  75,487
                                                                                      =========

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         VISTA ENERGY RESOURCES, INC.



                                         By: /s/ C. Randall Hill
                                             -----------------------------------
                                             Name:  C. Randall Hill
                                             Title: Chairman and Chief Executive
                                                    Officer

Date: March 1, 1999








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